Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated September 30, 2024, with respect to the consolidated financial statements included in the Annual Report of Incannex Healthcare Inc on Form 10-K for the year ended June 30, 2024. We consent to the incorporation by reference of said report in the Registration Statement of Incannex Healthcare Inc on Form S-8 (File No. 333-276172)

/s/ GRANT THORNTON AUDIT PTY LTD

Perth, Western Australia

September 30, 2024